                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
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Check the appropriate box:

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     RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                           DWS Municipal Income Trust
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Payment of Filing Fee (check the appropriate box):

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                             DWS HIGH INCOME TRUST
                         DWS MULTI-MARKET INCOME TRUST
                           DWS MUNICIPAL INCOME TRUST
                      DWS STRATEGIC MUNICIPAL INCOME TRUST
                           DWS STRATEGIC INCOME TRUST
                           222 SOUTH RIVERSIDE PLAZA
                            CHICAGO, ILLINOIS 60606

                 NOTICE OF JOINT ANNUAL MEETING OF SHAREHOLDERS
                        MAY 25, 2006 AND PROXY STATEMENT

                                                                  April 13, 2006

To the Shareholders:

You are invited to attend a joint annual meeting of the shareholders of DWS High Income Trust ("KHI"), DWS Multi-Market Income Trust ("KMM"), DWS Municipal Income Trust ("KTF"), DWS Strategic Municipal Income Trust ("KSM") and DWS Strategic Income Trust ("KST") (individually, a "Fund" and collectively, the "Funds"). The meeting will be held at the offices of Deutsche Investment Management Americas Inc. ("DeIM" or the "Advisor"), 345 Park Avenue, New York, New York 10154, on Thursday, May 25, 2006 at 11:00 a.m. Eastern time, to consider the following proposal (the "Proposal") and to transact such other business, if any, as may properly come before the meeting:

1. To elect Trustees to the Board of each Fund as outlined below:

  (a) For KHI, KMM and KST only, to elect nine Trustees to the Board of each Fund; and

  (b) For KTF and KSM only, to elect nine Trustees to the Board of each Fund, with seven Trustees to be elected by the holders of Preferred and Common Shares voting together and two Trustees to be elected by holders of the Preferred Shares only.

The Board of each Fund has fixed the close of business on March 31, 2006 as the record date (the "Record Date") for determining the shareholders of each Fund entitled to notice of and to vote at the meeting or any adjournments or postponements thereof. Shareholders are entitled to one vote for each share held.

THE BOARD OF EACH FUND RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE TRUSTEES

------------------------------------------------------------------------------

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD. SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENVELOPE PROVIDED. TO SAVE YOUR FUND THE COST OF ADDITIONAL SOLICITATIONS, PLEASE MAIL YOUR PROXY CARD. IF YOU WISH TO ATTEND THE MEETING AND VOTE YOUR SHARES IN PERSON AT THAT TIME, YOU WILL STILL BE ABLE TO DO SO.
------------------------------------------------------------------------------

The accompanying proxy is solicited by the Board of each Fund for voting at the joint annual meeting of shareholders to be held on May 25, 2006, and at any and all postponements or adjournments thereof (the "Meeting"). The shareholders of each Fund will vote separately on the Proposal. This proxy statement was first mailed to shareholders on or about April 17, 2006.

The Board of each Fund recommends shareholders vote FOR the election of the Trustees. The vote required to elect the Trustees to the Board of each Fund is described under "Miscellaneous."

The Board of each Fund has fixed the close of business on March 31, 2006 as the Record Date for the determination of shareholders entitled to notice of and to vote at the Meeting. As of the Record Date, shares of the Funds were issued and outstanding as follows:

FUND                                                          SHARES
----                                                          ------
KHI......................................................  32,010,104.64
KMM......................................................  20,518,782.98
KTF
  Common.................................................  38,987,501.72
  Preferred..............................................      53,000.00
KSM
  Common.................................................  10,927,928.42
  Preferred..............................................       2,800.00
KST......................................................   3,489,444.59

KTF AND KSM ONLY. Pursuant to the Amended and Restated Agreement and Declaration of Trust of each Fund, the Boards may authorize separate classes of shares of beneficial interest. The Board of each Fund has authorized, and each Fund has issued, common shares of beneficial interest (the "Common Shares") and preferred shares of beneficial interest (the "Preferred Shares"). The Common Shares and the Preferred Shares have different powers, rights, preferences and privileges, qualifications, limitations and restrictions with respect to, among other things, dividends, liquidation, redemption and voting as more fully set forth in the Certificate of Designation for Preferred Shares that established the

Preferred Shares. For KTF, the Common Shares were first issued on October 20, 1988 and the Preferred Shares were first issued on July 24, 1989 (Series A, B, C and D) and November 24, 1999 (Series E). For KSM, the Common Shares were first issued on March 22, 1989 and the Preferred Shares were first issued on September 21, 1999. At the Meeting, the holders of the Preferred Shares, voting as a separate class, are entitled to elect two Trustees, and the holders of the Common Shares and the Preferred Shares, voting together as a single class, are entitled to elect the seven remaining Trustees.

The following table identifies the Funds entitled to vote on the Proposal.

                                PROPOSAL                             PAGE
                                --------                             ----
1.a.  To elect nine Trustees to the Board of the Fund
      KHI, KMM and KST............................................    3
1.b.  To elect nine Trustees to the Board of the Fund with seven
      Trustees to be elected by the holders of Preferred and
      Common Shares voting together and two Trustees to be elected by holders of the Preferred Shares only
      KTF and KSM.................................................    3

                       ELECTION OF TRUSTEES TO THE BOARDS

THE BOARD OF EACH FUND RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED BELOW.

At the Meeting, shareholders of each Fund will be asked to elect nine individuals to constitute the Board of Trustees of each Fund. Board members are elected annually pursuant to each Trust's Declaration of Trust and By-Laws. The nine individuals nominated for election as Trustees of each Fund were nominated after careful consideration by each Fund's present Board of Trustees. The nominees are listed below. Eight of the nine nominees are currently Trustees of each Fund and are currently trustees or directors of other funds advised by DeIM. Each Board currently has one vacancy. All the nominees except Mr. Schwarzer were last elected to each Board at the previous joint annual meeting of shareholders. Mr. Schwarzer will be standing for election for the first time. He is a senior executive officer of DeIM and is an "interested person" (an "Interested Person") of the Funds within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), due to the fact that he is an officer of the Advisor. He is referred to as an "Interested Nominee." Each of the remaining eight nominees is not an Interested Person of the Advisor or the Funds within the meaning of the 1940 Act and is referred to as a "Non-interested Trustee" or "Independent Trustee". Except for Mr. Wadsworth, the Independent Trustees currently oversee 71 fund portfolios in the DWS Fund Complex; Mr. Wadsworth currently oversees 74 fund portfolios in the DWS Fund

Complex. The Independent Trustees are often referred to as the "Chicago Board."

The persons named as proxies on the enclosed proxy card(s) will vote for the election of all the nominees (as to each relevant Fund) unless authority to vote for any or all of the nominees is withheld in the proxy. Each Trustee so elected will serve as a Trustee of the respective Fund until the next meeting of shareholders, if any, called for the purpose of electing Trustees and until the election and qualification of a successor or until such Trustee sooner dies, resigns or is removed as provided in the organizational documents of each Fund.

KTF AND KSM ONLY. As indicated above, holders of the Preferred Shares are entitled to elect two Trustees. Messrs. Schwarzer and Wadsworth are nominees for election by holders of the Preferred Shares of each Fund. In addition, seven other Trustees are to be elected by holders of the Common Shares and the Preferred Shares, voting together as a single class. Ms. Peterson and Messrs. Ballantine, Dunaway, Edgar, Freeman, Hoffman and McClayton are nominees for election by all shareholders.

All the nominees listed below have consented to serve as Trustees of the respective Funds, if elected. In case any nominee shall be unable or shall fail to act as a Trustee by virtue of an unexpected occurrence, persons named as proxies will vote in their discretion for such other nominee or nominees as the current Trustees may recommend. The following table presents certain information about the nominees as of December 31, 2005. Each nominee's year of birth is set forth in parentheses after his or her name. Unless otherwise noted, each nominee has engaged in the principal occupation(s) noted in the table for at least the most recent five years, although not necessarily in the same capacity. The mailing address for each nominee except Mr. Schwarzer is c/o Deutsche Investment Management Americas Inc., 222 South Riverside Plaza, Chicago, Illinois 60606. The mailing address for Mr. Schwarzer is 345 Park Avenue, New York, New York 10154.

NOMINEES FOR ELECTION AS TRUSTEES

                            NON-INTERESTED TRUSTEES

NAME, YEAR OF BIRTH,                                            NUMBER OF FUNDS
POSITION(S) HELD WITH                                             IN DWS FUND
THE FUND AND LENGTH OF   PRINCIPAL OCCUPATION(S) DURING PAST 5      COMPLEX
TIME SERVED(1)            YEARS AND OTHER DIRECTORSHIPS HELD       OVERSEEN
----------------------   -------------------------------------  ---------------
SHIRLEY D. PETERSON      Retired; formerly, President, Hood           71
(1941)                   College (1995-2000); prior thereto,
Chairperson since 2004,  Partner, Steptoe & Johnson (law
and Trustee,             firm); Commissioner, Internal Revenue
1995-present             Service; Assistant Attorney General
                         (Tax), US Department of Justice.
                         Directorships: Federal Mogul Corp.
                         (supplier of automotive components
                         and subsystems); AK Steel (steel
                         production); Goodyear Tire & Rubber
                         Co. (April 2004-present); Champion
                         Enterprises, Inc. (manufactured home
                         building); Wolverine World Wide, Inc.
                         (designer, manufacturer and marketer
                         of footwear) (April 2005-present);
                         Trustee, Bryn Mawr College. Former
                         Directorship: Bethlehem Steel Corp.
JOHN W. BALLANTINE       Retired; formerly, Executive Vice            71
(1946)                   President and Chief Risk Management
Trustee, 1999-present    Officer, First Chicago NBD
                         Corporation/The First National Bank
                         of Chicago (1996-1998); Executive
                         Vice President and Head of
                         International Banking (1995-1996).
                         Directorships: First Oak Brook
                         Bancshares, Inc.; Oak Brook Bank;
                         Healthways Inc. (provider of disease
                         and care management services);
                         Portland General Electric (utility
                         company)
DONALD L. DUNAWAY        Retired; formerly, Executive Vice            71
(1937)                   President, A. O. Smith Corporation
Trustee, 1980-present    (diversified manufacturer)
                         (1963-1994)
JAMES R. EDGAR (1946)    Distinguished Fellow, University of          71
Trustee, 1999-present    Illinois, Institute of Government and
                         Public Affairs (1999-present);
                         formerly, Governor, State of Illinois
                         (1991-1999). Directorships: Kemper
                         Insurance Companies; John B.
                         Sanfilippo & Son, Inc.
                         (processor/packager/marketer of nuts,
                         snacks and candy products); Horizon
                         Group Properties, Inc.; Youbet.com
                         (online wagering platform);
                         Alberto-Culver Company (manufactures,
                         distributes and markets health and
                         beauty care products)

NAME, YEAR OF BIRTH,                                            NUMBER OF FUNDS
POSITION(S) HELD WITH                                             IN DWS FUND
THE FUND AND LENGTH OF   PRINCIPAL OCCUPATION(S) DURING PAST 5      COMPLEX
TIME SERVED(1)            YEARS AND OTHER DIRECTORSHIPS HELD       OVERSEEN
----------------------   -------------------------------------  ---------------
PAUL K. FREEMAN (1950)   President, Cook Street Holdings              71
Trustee, 2002-present    (consulting); Consultant, World
                         Bank/Inter-American Development Bank;
                         formerly, Project Leader,
                         International Institute for Applied
                         Systems Analysis (1998-2001); Chief
                         Executive Officer, The Eric Group,
                         Inc. (environmental insurance)
                         (1986-1998)
ROBERT B. HOFFMAN        Retired; formerly, Chairman,                 71
(1936)                   Harnischfeger Industries, Inc.
Trustee, 1981-present    (machinery for the mining and paper
                         industries) (1999-2000); prior
                         thereto, Vice Chairman and Chief
                         Financial Officer, Monsanto Company
                         (agricultural, pharmaceutical and
                         nutritional/food products)
                         (1994-1999). Directorship: RCP
                         Advisors, LLC (a private equity
                         investment advisory firm)
WILLIAM MCCLAYTON        Managing Director of Finance and             71
(1944)                   Administration, DiamondCluster
Trustee, 2004-present    International, Inc. (global
                         management consulting firm)
                         (2001-present); formerly, Partner,
                         Arthur Andersen LLP (1986-2001).
                         Formerly Trustee, Ravinia Festival;
                         Board of Managers, YMCA of
                         Metropolitan Chicago
ROBERT H. WADSWORTH      President, Robert H. Wadsworth &             74
(1940)                   Associates, Inc. (consulting firm)
Trustee, 2004-present    (1983 to present). Director, The
                         European Equity Fund, Inc. (since
                         1986), The New Germany Fund, Inc.
                         (since 1992), The Central Europe and
                         Russia Fund, Inc. (since 1990).
                         Formerly, Trustee of New York Board
                         Scudder Funds; President and Trustee,
                         Trust for Investment Managers
                         (registered investment company)
                         (1999-2002); President, Investment
                         Company Administration, L.L.C.
                         (1992*-2001); President, Treasurer
                         and Director, First Fund
                         Distributors, Inc. (June 1990-
                         January 2002); Vice President,
                         Professionally Managed Portfolios
                         (May 1991-January 2002) and Advisors
                         Series Trust (October 1996-January
                         2002) (registered investment
                         companies)

---------------

* Inception date of the corporation which was the predecessor to the L.L.C.

                              INTERESTED NOMINEE(2)

NAME, YEAR OF BIRTH,                                            NUMBER OF FUNDS
POSITION(S) HELD WITH                                             IN DWS FUND
THE FUND AND LENGTH OF   PRINCIPAL OCCUPATION(S) DURING PAST 5      COMPLEX
TIME SERVED(1)            YEARS AND OTHER DIRECTORSHIPS HELD       OVERSEEN
----------------------   -------------------------------------  ---------------
AXEL SCHWARZER (1958)    Managing Director, Deutsche Asset             0
None                     Management; Head of Deutsche Asset
                         Management Americas; CEO of DWS
                         Scudder; formerly, board member of
                         DWS Investments, Germany (1999-
                         2005); formerly, Head of Sales and
                         Product Management for the Retail and
                         Private Banking Division of Deutsche
                         Bank in Germany (1997-1999);
                         formerly, various strategic and
                         operational positions for Deutsche
                         Bank Germany Retail and Private
                         Banking Division in the field of
                         investment funds, tax driven
                         instruments and asset management for
                         corporations (1989-1996)

---------------

(1) Length of time served represents the date that each Trustee was first elected to the common board of directors/trustees which oversees a number of investment companies, including the Funds, managed by the Advisor. As of December 31, 2005, each Independent Trustee other than Mr. Wadsworth served on the boards of 22 trusts/corporations comprised of 71 funds. Mr. Wadsworth served on the boards of 24 trusts/corporations comprised of 74 funds.

(2) As a result of his position with the Advisor, Mr. Schwarzer is considered an "interested person" of the Funds within the meaning of the 1940 Act.

As of December 31, 2005, none of the Non-interested Trustees owned securities beneficially of the Advisor, or any person directly or indirectly controlling, controlled by or under common control with the Advisor.

RESPONSIBILITIES OF THE BOARD OF TRUSTEES - BOARD AND COMMITTEE MEETINGS

The primary responsibility of each Board is to represent the interests of the shareholders of the Funds and to provide oversight of the management of the Funds. Each Board proposed for election at the Meeting is comprised of one individual who would be an Interested Trustee, and eight individuals who would be Independent Trustees. SEC rules currently require a majority of the board members of a fund to be "independent" if the fund takes advantage of certain exemptive rules under the 1940 Act. If the proposed Board of Trustees is approved by shareholders, 89% will be Independent Trustees. Each of the nominees that will be considered an Independent Trustee, if elected, has been selected and nominated solely by the current Independent Trustees of each Fund.

Each Board meets multiple times during the year to review the investment performance of each Fund and other operational matters, including regulatory and compliance related policies and procedures. Furthermore, the Independent Trustees review the fees paid to the Advisor and its affiliates for investment advisory services and other services. Each Board has adopted specific policies and guidelines that, among other things, seek to further enhance the effectiveness of the Independent Trustees in performing their duties. For example, the Independent Trustees select independent legal counsel to work with them in reviewing fees, advisory and other contracts and overseeing fund matters, and regularly meet privately with their counsel.

During fiscal year 2005, the Board of each Fund met nine times. Each Trustee attended at least 75% of the respective meetings of the Board and the Committees (if a member thereof) held during calendar year 2005.

Each Fund has adopted a policy that generally a Trustee or senior officer will be present at annual shareholder meetings in order to facilitate communication with shareholders. One Trustee attended the Funds' last annual meeting held on May 25, 2005.

Each Board has adopted Governance Procedures and Guidelines and has established a number of Committees, as described below. For each Committee, each Board has adopted a written charter setting forth the Committee's responsibilities.

AUDIT COMMITTEE

The Audit Committee makes recommendations regarding the selection of the independent registered public accounting firm for each Fund, confers with the independent registered public accounting firm regarding each Fund's financial statements, the results of audits and related matters, reviews and discusses each Fund's audited financial statements with management and performs such other tasks as the full Board deems necessary or appropriate. The Committee is comprised of only Non-interested Trustees who are "independent" as defined in the New York Stock Exchange ("NYSE") and the Chicago Stock Exchange ("CHX") listing standards applicable to closed-end funds. The Audit Committee held ten meetings during fiscal year 2005. A copy of the Audit Committee Charter for each Fund is attached as Appendix 1 hereto.

For the 2005 fiscal year for each Fund, the Committee reviewed and discussed the audited financial statements with management. The Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Funds' independent registered public accounting firm provided the Committee the written disclosure required by Independence Standards Board

Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with representatives of the independent registered public accounting firm their firm's independence, including the matters described beginning on page 20. Based on its review of each Fund's financial statements and discussions with management and the independent registered public accounting firm and other written disclosure provided by the independent registered public accounting firm, the Committee recommended to each Board that the audited financial statements be included in the annual report provided to shareholders for each Fund's 2005 fiscal year. The current members of the Audit Committee are:

Donald L. Dunaway (Chair)
Robert B. Hoffman
William McClayton

NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee seeks and reviews candidates for consideration as nominees for membership on the Board and oversees the administration of the Governance Procedures and Guidelines. The Committee is comprised of only Non-interested Trustees who are "independent" as defined in the NYSE and the CHX listing standards applicable to closed-end funds. The members of the Nominating and Governance Committee are Shirley D. Peterson (Chair), James R. Edgar and William McClayton. The Nominating and Governance Committee held five meetings during fiscal year 2005. Each Fund's Nominating and Governance Committee is governed by the Nominating and Governance Committee Charter, a copy of which is attached hereto as Appendix 2.

The Nominating and Governance Committee receives and reviews information on individuals qualified to be recommended to the full Board as nominees for election as Trustees, including any recommendations by shareholders. Shareholders may recommend candidates for Board positions by forwarding their correspondence by U.S. mail or courier service to the Funds' Secretary for the attention of the Chairman of the Nominating and Governance Committee, Two International Place, Boston, Massachusetts 02110-4103. Suggestions for candidates must include a resume of the candidate.

The Nominating and Governance Committee's principal criterion for selection of candidates is their ability to carry out the responsibilities of the Board. In addition, the following factors are taken into consideration: (a) the Board collectively should represent a broad cross section of backgrounds, functional disciplines and experience to enable the Board to provide effective oversight of a Fund's regulatory and business issues, (b) candidates should exhibit high standards of personal integrity, com-mitment to representing shareholders and independence of thought and judgment, and (c) candidates should commit to dedicate sufficient time, energy and attention to ensure the diligent performance of all duties, including attendance at meetings of the Board and committees on which the Board member serves and review in advance of all meeting materials.

CONTRACT REVIEW COMMITTEE

The Contract Review Committee, which consists entirely of Independent Trustees, oversees the annual contract review process. The members of the Contract Review Committee are Paul K. Freeman (Chair), John W. Ballantine, Donald L. Dunaway and Robert B. Hoffman. The Contract Review Committee held two meetings during fiscal year 2005.

VALUATION COMMITTEE

The Valuation Committee reviews Valuation Procedures adopted by the Board, determines fair value of the Funds' securities as needed in accordance with the Valuation Procedures and performs such other tasks as the full Board deems necessary. Currently, the members of the Valuation Committee are John W. Ballantine (Chair), Robert H. Wadsworth, Donald L. Dunaway (alternate) and William McClayton (alternate). The Valuation Committee held three meetings during fiscal year 2005.

OPERATIONS COMMITTEE

The Operations Committee oversees the operations of the Funds, such as reviewing each Fund's administrative fees and expenses, portfolio transaction policies, custody and transfer agency arrangements and shareholder services. The members of the Operations Committee are John W. Ballantine (Chair), Paul K. Freeman and Robert H. Wadsworth. The Operations Committee held seven meetings during fiscal year 2005.

FIXED-INCOME OVERSIGHT COMMITTEE

The Fixed-Income Oversight Committee oversees investment activities of the Funds, such as investment performance and risk, expenses and services provided under the investment management agreements. The members of the Fixed-Income Oversight Committee are Paul K. Freeman (Chair), Donald L. Dunaway and James R. Edgar. The Fixed-Income Oversight Committee held five meetings during fiscal year 2005.

SHAREHOLDER COMMUNICATION WITH THE TRUSTEES

The Board of each Fund provides a process for shareholders to send communications to the Board. (These communications do not include shareholders' proposals described below under "Miscellaneous -- Pro-posals of Shareholders.") Correspondence should be sent by U.S. mail or courier service to the Funds' Secretary, Two International Place, Boston, Massachusetts 02110-4103, who will forward it to the Chairperson of the Board (currently Ms. Peterson) if addressed to the Board, or to a specific Trustee if addressed to that Trustee.

COMPENSATION OF TRUSTEES

For the calendar year ended 2005, each Independent Trustee received a monthly retainer, paid on a quarterly basis, and an attendance fee, plus expenses, for each Board meeting and Committee meeting attended. Effective January 1, 2006, each Independent Trustee receives an annual base retainer, paid quarterly, and, as applicable, an additional annual fixed fee(s) for serving as committee member, committee chairman and/or as the Independent Board chairman. The Trustees serve as board members of various other funds advised by the Advisor. The Advisor supervises the Funds' investments, pays the compensation and expenses of its personnel who serve as a Trustee or as officers on behalf of the Funds and receives a management fee for its services.

The Board of Trustees of the Funds established a deferred compensation plan for the Independent Trustees ("Deferred Compensation Plan"). Under the Deferred Compensation Plan, the Independent Trustees may defer receipt of all, or a portion, of the compensation they earn for their services to the Funds, in lieu of receiving current payments of such compensation. Any deferred amount is treated as though an equivalent dollar amount has been invested in shares of one or more funds advised by the Advisor ("Shadow Shares"). Governor Edgar currently has elected to defer at least a portion of his fees. The equivalent Shadow Shares are reflected below in the table describing the Trustees' share ownership. The Independent Trustees are not entitled to benefits under any fund pension or retirement plan.

The following table shows compensation received by each Independent Trustee from the Funds and aggregate compensation from the fund complex during the calendar year 2005.

                                                                         AGGREGATE
                                                                        COMPENSATION
                                                                       FROM DWS FUND
NAME OF TRUSTEE           KHI      KMM      KTF      KSM      KST     COMPLEX(2)(3)(4)
---------------          ------   ------   ------   ------   ------   ----------------
John W. Ballantine.....  $3,130   $3,130   $4,260   $2,880   $1,890       $215,150
Donald L. Dunaway......  $3,350   $3,350   $4,560   $3,060   $2,030       $224,660
James R. Edgar(1)......  $2,640   $2,640   $3,590   $2,410   $1,590       $173,790
Paul K. Freeman........  $3,150   $3,150   $4,280   $2,870   $1,890       $215,150
Robert B. Hoffman......  $2,940   $2,940   $4,010   $2,710   $1,780       $187,940
William McClayton......  $2,840   $2,840   $3,870   $2,600   $1,710       $181,180
Shirley D.
  Peterson(5)..........  $3,040   $3,040   $4,150   $2,760   $1,830       $208,580
Robert H. Wadsworth....  $2,600   $2,600   $3,540   $2,390   $1,560       $224,510

---------------

(1) Includes deferred fees. Pursuant to a Deferred Compensation Plan, as discussed above, deferred amounts are treated as though an equivalent dollar amount has been invested in Shadow Shares (as defined above) of funds managed by the Advisor in which compensation may be deferred by Governor Edgar. Total deferred fees (including interest thereon and the return from the assumed investment in the funds managed by the Advisor) payable from the Funds to Governor Edgar are $13,346, $13,070, $20,547, $12,930 and $8,303
    from KHI, KMM, KTF, KSM and KST, respectively.

(2) For each Trustee, except Mr. Wadsworth, total compensation includes compensation for service on the boards of 31 trusts/corporations comprised of 85 funds/portfolios. Each Trustee, except Mr. Wadsworth, currently serves on the boards of 22 trusts/corporations comprised of 71 funds/portfolios. Mr. Wadsworth currently serves on the boards of 24 trusts/corporations comprised of 74 funds/portfolios.

(3) Aggregate compensation reflects amounts paid to the Trustees for numerous special meetings of ad hoc committees of the Chicago Board in connection with reviewing the Funds' rebranding initiatives to change to the DWS Family of Funds and with respect to legal and regulatory matters. Such amounts totaled $15,340 for each of Messrs. Ballantine, Freeman and Ms. Peterson, $20,510 for Mr. Dunaway and $5,170 for Messrs. Edgar, Hoffman, McClayton and Wadsworth. These meeting fees were borne by the Advisor.

(4) If the new Independent Trustee compensation structure, effective January 1, 2006, had been in effect for the calendar year 2005, the range of compensation paid to the Independent Trustees would have been between $175,000 and $225,000.

(5) Includes $38,010 in annual retainer fees received by Ms. Peterson as Chairperson of the Board.

Mr. Freeman, prior to his service as an Independent Trustee of the Funds, served as a board member of certain funds in the Deutsche Bank complex ("DB Funds"). In connection with his resignation and the resignation of certain other board members as trustees of the DB Funds on July 30, 2002 (the "Effective Date"), which was part of a restructuring of the boards overseeing the DB Funds, Deutsche Asset Management, Inc. ("DAM") agreed to recommend, and, if necessary obtain, directors and officers

("D&O") liability insurance coverage for the prior board members, including Mr. Freeman, that is at least as equivalent in scope and amount to the D&O coverage provided to the prior board members for the six-year period following the Effective Date. In the event that D&O insurance coverage is not available in the commercial marketplace on commercially reasonable terms from a conventional third party insurer, DAM reserved the right to provide substantially equivalent protection in the form of an indemnity or financial guarantee from an affiliate of DAM. The D&O policy in effect prior to the Effective Date provided aggregate coverage of $25,000,000, subject to a $250,000 per claim deductible.

TRUSTEE FUND OWNERSHIP

Under each Fund's Governance Procedures and Guidelines, the Independent Trustees have established the expectation that within three years of becoming a Trustee, an Independent Trustee will have invested an amount in those funds he or she oversees (which shall include amounts held under a deferred fee agreement that are valued based on "Shadow Shares" in such funds) in the aggregate in excess of $150,000. An Interested Trustee is also encouraged to own an amount of shares (based upon his or her own individual judgment) of those funds that he or she oversees that is suitable for his or her own appropriate investment needs. The following table sets forth for each Independent Trustee and the Interested Nominee the dollar range of securities owned in each Fund and all funds in the fund complex overseen by each Independent Trustee and the Interested Nominee as of December 31, 2005.

                                                                        AGGREGATE
                                                                      DOLLAR RANGE
                                                                      OF SECURITIES
                                                                        OWNED IN
                                                                      ALL FUNDS IN
                                                                         THE DWS
                                                                          FUND
                                                                         COMPLEX
NAME OF                                                                OVERSEEN BY
TRUSTEE/NOMINEE           KHI       KMM       KTF     KSM     KST        TRUSTEE
---------------         --------  --------  --------  ----  --------  -------------
Shirley D. Peterson,
Chairperson...........     0         0         0       0       0      Over $150,000
John W. Ballantine,
Trustee...............     0         0         0       0       0      Over $150,000
Donald L. Dunaway,                                                        Over
Trustee...............     0         0         0       0       0      $150,000(1)
James R. Edgar,                                                           Over
Trustee...............     0         0         0       0       0      $150,000(1)
Paul K. Freeman,
Trustee...............     0         0         0       0       0      $1- 10,000(2)
Robert B. Hoffman,
Trustee...............     0         0         0       0       0      Over $150,000
William McClayton,                                                      $50,001-
Trustee...............     0         0         0       0       0      $100,000(3)
Axel Schwarzer,
Nominee...............     0         0         0       0       0           0
Robert H. Wadsworth,    $10,001-  $10,001-  $10,001-        $50,001-
Trustee...............  $50,000   $50,000   $50,000   None  $100,000  Over $150,000

---------------

(1) The dollar range of shares shown includes Shadow Shares of certain DWS Family of Funds in which Mr. Dunaway and Governor Edgar are deemed to be invested pursuant to the Funds' Deferred Compensation Plan as more fully described above under "Compensation of Trustees."

(2) Mr. Freeman owned over $150,000 in other funds within the DWS Fund Complex.

(3) Mr. McClayton was appointed to the Chicago Board on December 30, 2004.

SHARE OWNERSHIP. The following table sets forth, for each Independent Trustee and the Interested Nominee and for the Independent Trustees, the Interested Nominee and the officers as a group, the amount of shares beneficially owned in each Fund as of December 31, 2005.

NAME OF
TRUSTEE/NOMINEE                          KHI     KMM    KTF(1)   KSM(1)    KST
---------------                         -----   -----   ------   ------   -----
Shirley D. Peterson, Chairperson......    0       0       0        0        0
John W. Ballantine, Trustee...........    0       0       0        0        0
Donald L. Dunaway, Trustee............    0       0       0        0        0
James R. Edgar, Trustee...............    0       0       0        0        0
Paul K. Freeman, Trustee..............    0       0       0        0        0
Robert B. Hoffman, Trustee............    0       0       0        0        0
William McClayton, Trustee............    0       0       0        0        0
Axel Schwarzer, Nominee...............    0       0       0        0        0
Robert H. Wadsworth, Trustee..........  5,000   2,000   1,000      0      3,800
ALL TRUSTEES/NOMINEES AND OFFICERS AS
  A GROUP.............................  5,000   2,000   1,000      0      3,800

---------------

(1) Common Shares

As of December 31, 2005, each executive officer, Independent Trustee and Interested Nominee individually, and the officers, Independent Trustees and Interested Nominee as a group, owned beneficially less than 1% of the outstanding shares of each Fund. As of December 31, 2005, the Independent Trustees, Interested Nominee and executive officers did not own any Preferred Shares of KTF or KSM. As of December 31, 2005, no person is known to any Fund to have owned beneficially more than 5% of any class of shares of any Fund.

AGREEMENT TO INDEMNIFY INDEPENDENT TRUSTEES FOR CERTAIN EXPENSES

In connection with litigation or regulatory action related to possible improper market timing or other improper trading activity or possible improper marketing and sales activity in the Funds (see "Regulatory and Litigation Matters" on page
22), the Advisor has agreed, subject to applicable law and regulation, to indemnify and hold harmless the Funds against any and all loss, damage, liability and expense, arising from market timing or marketing and sales matters alleged in any enforcement actions brought by governmental authorities involving or potentially affecting the Funds or the Advisor ("Enforcement Actions") or that are the basis for private actions brought by shareholders of the Funds against the Funds, their directors and officers, the Advisor and/or certain other parties ("Private Litigation"), or any proceedings or actions that may be threatened or commenced in the future by any person (including governmental authorities), arising from or similar to the matters alleged in the Enforcement Actions or Private Litigation. In recognition of its undertaking to indemnify the Funds and in light of the rebuttable presumption generally afforded to independent directors/trustees of investment companies that they have not engaged in disabling conduct, the Advisor has also agreed, subject to applicable law and regulation, to indemnify the applicable Funds' Independent Trustees against certain liabilities the Independent Trustees may incur from the matters alleged in any Enforcement Actions or Private Litigation or arising from or similar to the matters alleged in the Enforcement Actions or Private Litigation, and advance expenses that may be incurred by the Independent Trustees in connection with any Enforcement Actions or Private Litigation. The Advisor is not, however, required to provide indemnification and advancement of expenses: (1) with respect to any proceeding or action with respect to which a Fund's Board determines that the Independent Trustee ultimately would not be entitled to indemnification or (2) for any liability of the Independent Trustee to the Funds or their shareholders to which the Independent Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the Independent Trustee's duties as a director or trustee of the Funds as determined in a final adjudication in such action or proceeding. The estimated amount of any expenses that may be advanced to the Independent Trustees or indemnity that may be payable under the indemnity agreements is currently unknown. These agreements by the Advisor will survive the termination of the investment management agreements between the Advisor and the Funds.

FUND OFFICERS

The following table presents certain information about the executive officers of each Fund as of December 31, 2005, except Mr. Colon (which information is as of April 3, 2006). Each individual's year of birth is set forth in parentheses after his or her name. Unless otherwise noted, each individual has engaged in the principal occupation(s) noted in the table for at least the most recent five years, although not necessarily in the same capacity.

NAME, DATE OF BIRTH,
POSITION(S) HELD WITH THE
FUND AND LENGTH OF          PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS AND OTHER
TIME SERVED                                  DIRECTORSHIPS HELD
-------------------------   -----------------------------------------------------
Michael Colon (1969)        Managing Director(1) and Chief Operating Officer,
  President, 2006-present   Deutsche Asset Management (since 1999); President,
                            DWS Global High Income Fund, Inc. (since April 2006),
                            DWS Global Commodities Stock Fund, Inc. (since April
                            2006)

NAME, DATE OF BIRTH,
POSITION(S) HELD WITH THE
FUND AND LENGTH OF          PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS AND OTHER
TIME SERVED                                  DIRECTORSHIPS HELD
-------------------------   -----------------------------------------------------
Philip J. Collora (1945)    Director(1), Deutsche Asset Management
  Vice President and
  Assistant Secretary,
  1986-present
Paul H. Schubert (1963)     Managing Director(1), Deutsche Asset Management
  Chief Financial           (since July 2004); formerly, Executive Director, Head
  Officer, 2004-present     of Mutual Fund Services and Treasurer for UBS Family
  Treasurer,                of Funds (1998-2004); Vice President and Director of
  2005-present              Mutual Fund Finance at UBS Global Asset Management
                            (1994-1998)
John Millette (1962)        Director(1), Deutsche Asset Management
  Secretary, 2001-present
Patricia DeFilippis         Vice President, Deutsche Asset Management (since June
  (1963)                    2005); Counsel, New York Life Investment Management
  Assistant Secretary,      LLC (2003-2005); legal associate, Lord, Abbett & Co.
  2005-present              LLC (1998-2003)
Elisa D. Metzger (1962)     Director(1), Deutsche Asset Management (since
  Assistant Secretary,      September 2005); Counsel, Morrison and Foerster LLP
  2005-present              (1999-2005)
Caroline Pearson (1962)     Managing Director(1), Deutsche Asset Management
  Assistant Secretary,
  1998-present
Scott M. McHugh (1971)      Director(1), Deutsche Asset Management
  Assistant Treasurer,
  2005-present
Kathleen Sullivan D'Eramo   Director(1), Deutsche Asset Management
  (1957)
  Assistant Treasurer,
  2003-present
John Robbins (1966)         Managing Director(1), Deutsche Asset Management
  Anti-Money Laundering     (since 2005); formerly, Chief Compliance Officer and
  Compliance Officer,       Anti-Money Laundering Compliance Officer for GE Asset
  2005-present              Management (1999-2005)
Philip Gallo (1962)         Managing Director(1), Deutsche Asset Management
  Chief Compliance          (2003-present); formerly, Co-Head of Goldman Sachs
  Officer, 2004-present     Asset Management Legal (1994-2003)

---------------

(1) Executive title, not a board directorship.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Each Board, including the Independent Trustees, has selected Ernst & Young LLP ("E&Y") to act as independent registered public accounting firm to audit the books and records of each Fund for the current fiscal year. E&Y has served each Fund in this capacity since the Fund was organized and has no direct or indirect financial interest in any Fund except as the independent registered public accounting firm. E&Y will not be represented at the Meeting.

In connection with the audit of the 2005 financial statements, the Funds entered into an engagement letter with E&Y. The terms of the engagement letter required by E&Y, and agreed to by the Audit Committee, include provisions in which the parties consent to the sole jurisdiction of federal courts in New York, Boston or the Northern District of Illinois, as well as a waiver of right to a trial by jury and an exclusion of punitive damages.

The following table shows fees billed by E&Y to each Fund during that Fund's two most recent fiscal years: (i) for audit and non-audit services provided to the Fund, and (ii) for engagements for non-audit services pre-approved by the Audit Committee for the Advisor and certain entities controlling, controlled by, or under common control with the Advisor that provide ongoing services to the Fund (collectively, the "Advisor Entities"), which engagements relate directly to the operations and financial reporting of the Fund. The Audit Committee of each Board has reviewed whether E&Y's receipt of non-audit fees from the Fund, DeIM and all Advisor Entities is compatible with maintaining E&Y's independence.

                           AUDIT        AUDIT RELATED                           ALL OTHER
                          FEES(1)          FEES(2)          TAX FEES(3)          FEES(4)
                       -------------   ---------------   -----------------   ---------------
                                              ADVISOR             ADVISOR           ADVISOR
NAME OF FUND               FUND        FUND   ENTITIES    FUND    ENTITIES   FUND   ENTITIES
------------           -------------   ----   --------   ------   --------   ----   --------
DWS High Income Trust
  2004...............     $41,613       $0    $281,500   $7,343   $     0     $0       $0
  2005...............     $45,576       $0    $406,000   $6,215   $70,570     $0       $0
DWS Multi-Market
  Income Trust
  2004...............     $41,612       $0    $281,500   $7,343   $     0     $0       $0
  2005...............     $45,593       $0    $406,000   $6,217   $70,570     $0       $0
DWS Municipal Income
  Trust
  2004...............     $42,391       $0    $281,500   $7,481   $     0     $0       $0
  2005...............     $47,134       $0    $406,000   $6,427   $70,570     $0       $0
DWS Strategic
  Municipal Income
  Trust
  2004...............     $41,478       $0    $281,500   $7,320   $     0     $0       $0
  2005...............     $45,248       $0    $406,000   $6,170   $70,570     $0       $0
DWS Strategic Income
  Trust
  2004...............     $41,257       $0    $281,500   $7,281   $     0     $0       $0
  2005...............     $44,789       $0    $406,000   $6,108   $70,570     $0       $0

---------------

(1) "Audit Fees" are the aggregate fees billed for professional services for the audit of each Fund's annual financial statements and services provided in connection with statutory and regulatory filings or engagements.

(2) "Audit Related Fees" are the aggregate fees billed for assurance and related services reasonably related to the performance of the audit or review of financial statements and are not reported under "Audit Fees." They were for services in connection with an assessment of internal controls and additional related procedures.

(3) "Tax Fees" are the aggregate fees billed for professional services for tax advice, tax compliance and tax planning. Fees billed were for tax compliance and tax return preparation.

(4) "All Other Fees" are the aggregate fees billed for products and services other than "Audit Fees," "Audit Related Fees" and "Tax Fees."

Audit Committee Pre-Approval Policies and Procedures. Generally, the Audit Committee must pre-approve (i) all services to be performed for the Fund by the Fund's independent registered public accounting firm and (ii) all non-audit services to be performed by the Fund's independent registered public accounting firm for the Advisor Entities with respect to operations and financial reporting of the Fund, except that the Chairman of the Audit Committee may grant the pre-approval for non-audit services described in items (i) and (ii) above for non-prohibited services for engagements of less than $100,000. All such delegated pre-approvals shall be presented to the Audit Committee no later than the next Audit Committee meeting.

All Non-Audit Fees. The table below shows the aggregate non-audit fees billed by E&Y for services rendered to the Funds and to the Advisor Entities for the two most recent fiscal years for each Fund. In assessing E&Y's independence, the Audit Committee considers the opinions of Fund management.

                             KHI        KMM        KTF        KSM        KST
                           --------   --------   --------   --------   --------
2004.....................  $393,944   $393,944   $394,082   $393,921   $393,882
2005.....................  $117,371   $117,373   $117,403   $117,326   $117,264

In 2005, E&Y advised the Audit Committee that various E&Y member firms provided certain non-audit services to Deutsche Bank entities and affiliates (collectively, the "DB entities") between 2003 and 2005 that raise issues under the SEC auditor independence rules. The DB entities are within the "Investment Company Complex" (as defined by SEC rules) and therefore covered by the SEC auditor independence rules applicable to the Funds.

First, E&Y advised the Audit Committee that in connection with providing permitted expatriate tax compliance services for DB entities during 2003 and 2004, member firms in China and Japan ("E&Y China" and "E&Y Japan," respectively) received funds from the DB entities that went into E&Y "representative bank trust accounts" and were used to pay the foreign income taxes of the expatriates. E&Y has advised the Audit Committee that handling those funds was in violation of Rule 2-01 of Regulation S-X. (Rule 2-01(c)(4)(viii) provides that an accountant's independence is impaired if the accountant has custody of assets of the audit client.)

Second, E&Y advised the Audit Committee that in connection with providing monthly payroll services to employees of certain DB entities from May 2003 to February 2005, a member firm in Chile ("E&Y Chile") received funds from the DB entities that went into an E&Y trust account and were used to pay the net salaries and social security taxes of executives of the DB entities. E&Y has advised the Audit Committee that handling those taxes was in violation of Rule 2-01 of Regulation S-X.

Third, E&Y advised the Audit Committee that in connection with providing certain services in assisting a DB entity with various regulatory reporting requirements, a member firm in France ("E&Y France") entered into an engagement with the DB entity that resulted in E&Y

France staff functioning under the direct responsibility and direction of a DB entity supervisor. E&Y advised the Audit Committee that, although the services provided were "permitted services" under Rule 2-01 of Regulation S-X, the structure of the engagement was in violation of Rule 2-01 of Regulation S-X. (Rule 2-01(c)(4)(vi) provides that an accountant's independence is impaired if the accountant acts as an employee of an audit client.)

The Audit Committee was informed that E&Y China received approximately $1,500, E&Y Japan received approximately $41,000, E&Y Chile received approximately $11,724 and E&Y France received approximately $100,000 for the services they provided to the DB entities. E&Y advised the Audit Committee that it conducted an internal review of the situation and, in view of the fact that similar expatriate tax compliance services were provided to a number of E&Y audit clients unrelated to DB or the Funds, E&Y advised the SEC and the PCAOB of the independence issues arising from those services. E&Y advised the Audit Committee that E&Y believes its independence as registered public accounting firm for the Funds was not impaired during the period the services were provided. In reaching this conclusion, E&Y noted a number of factors, including that none of the E&Y personnel who provided the non-audit services to the DB entities were involved in the provision of audit services to the Funds, the E&Y professionals responsible for the Funds' audits were not aware that these non-audit services took place, and that the fees charged are not significant to E&Y overall or to the fees charged to the Investment Company Complex. E&Y also noted that E&Y China, E&Y Japan and E&Y Chile are no longer providing these services and that the E&Y France engagement has been restructured.

MISCELLANEOUS

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 30(h) of the 1940 Act and Section 16(a) of the Securities Exchange Act of 1934 require each Fund's officers and Trustees, the Advisor, affiliated persons of the Advisor and persons who own more than ten percent of a registered class of the Fund's equity securities to file forms reporting their affiliation with that Fund and reports of ownership and changes in ownership of that Fund's shares with the Securities and Exchange Commission (the "SEC") and the NYSE. These persons and entities are required by SEC regulation to furnish the Funds with copies of all Section 16(a) forms they file. Based solely upon its review of the copies of such forms received by it, and written representations from certain reporting persons that no year-end reports were required for those persons, each Fund believes that during the fiscal year ended November 30, 2005, all filings were timely, except that Michael Colon, an affiliated person of DeIM and President of the Funds, filed a late Form 3 document for each of the Funds.

INVESTMENT MANAGER. Deutsche Investment Management Americas Inc., 345 Park Avenue, New York, New York 10154, serves as each Fund's Advisor and manager pursuant to an investment management agreement.

Deutsche Asset Management ("DeAM") is the marketing name in the U.S. for the asset management activities of Deutsche Bank AG, DeIM, Deutsche Asset Management, Inc., Deutsche Bank Trust Company Americas and DWS Trust Company. DeAM is a global asset management organization that offers a wide range of investing expertise and resources, including hundreds of portfolio managers and analysts and an office network that reaches the world's major investment centers. This global investment platform brings together a wide variety of experience and investment insight, across industries, regions, asset classes and investing styles. DeIM is an indirect, wholly-owned subsidiary of Deutsche Bank AG. Deutsche Bank AG is a major global banking institution that is engaged in a wide range of financial services, including investment management, mutual fund, retail, private and commercial banking, investment banking and insurance.

REGULATORY AND LITIGATION MATTERS. Since at least July 2003, federal, state and industry regulators have been conducting ongoing inquiries and investigations ("inquiries") into the mutual fund industry, and have requested information from numerous mutual fund companies, including DWS Scudder. The DWS funds' advisors have been cooperating in connection with these inquiries and are in discussions with the regulators concerning proposed settlements. Publicity about mutual fund practices arising from these industry-wide inquiries serves as the general basis of a number of private lawsuits against the DWS funds. These lawsuits, which previously have been reported in the press, involve purported class action and derivative lawsuits, making various allegations and naming as defendants various persons, including certain DWS funds, the funds' investment advisors and their affiliates, and certain individuals, including in some cases fund trustees/directors, officers, and other parties. Each DWS fund's investment advisor has agreed to indemnify the applicable DWS funds in connection with these lawsuits, or other lawsuits or regulatory actions that may be filed making allegations similar to these lawsuits regarding market timing, revenue sharing, fund valuation or other subjects arising from or related to the pending inquiries (see "Agreement to Indemnify Independent Trustees for Certain Expenses" above). It is not possible to determine with certainty what the outcome of these inquiries will be or what the effect, if any, would be on the Funds or their advisors.

With respect to the lawsuits, based on currently available information, the funds' investment advisors believe the likelihood that the pending lawsuits will have a material adverse financial impact on a DWS fund is remote and such actions are not likely to materially affect their ability to perform under their investment management agreements with the DWS funds.

With respect to the regulatory matters, DeAM has advised the funds as follows:

     DeAM expects to reach final agreements with regulators early in 2006 regarding allegations of improper trading in the DWS funds. DeAM expects that it will reach settlement agreements with the SEC, the New York Attorney General and the Illinois Secretary of State providing for payment of disgorgement, penalties, and investor education contributions totaling approximately $134 million. Approximately $127 million of this amount would be distributed to shareholders of the affected DWS funds in accordance with a distribution plan to be developed by an independent distribution consultant. DeAM does not believe that any of the DWS funds will be named as respondents or defendants in any proceedings. The funds' investment advisors do not believe these amounts will have a material adverse financial impact on them or materially affect their ability to perform under their investment management agreements with the DWS funds. The above-described amounts are not material to Deutsche Bank, and they have already been reserved.

     Based on the settlement discussions thus far, DeAM believes that it will be able to reach a settlement with the regulators on a basis that is generally consistent with settlements reached by other advisors, taking into account the particular facts and circumstances of market timing at DeAM and at the legacy Scudder and Kemper organizations prior to their acquisition by DeAM in April 2002. Among the terms of the expected settled orders, DeAM would be subject to certain undertakings regarding the conduct of its business in the future, including maintaining existing management fee reductions for certain funds for a period of five years. DeAM expects that these settlements would resolve regulatory allegations that it violated certain provisions of federal and state securities laws (i) by entering into trading arrangements that permitted certain investors to engage in market timing in certain DWS funds and (ii) by failing more generally to take adequate measures to prevent market timing in the DWS Funds, primarily during the 1999-2001 period. With respect to the trading arrangements, DeAM expects that the settlement documents will include allegations related to one legacy DeAM arrangement, as well as three legacy Scudder and six legacy Kemper arrangements. All of these trading arrangements originated in businesses that existed prior to the current DeAM organization, which came together in April 2002 as a result of the various mergers of the legacy Scudder, Kemper and Deutsche fund groups, and all of the arrangements were termi-nated prior to the start of the regulatory investigations that began in the summer of 2003. No current DeAM employee approved the trading arrangements.

There is no certainty that the final settlement documents will contain the foregoing terms and conditions. The independent trustees/directors of the DWS funds have carefully monitored these regulatory investigations with the assistance of independent legal counsel and independent economic consultants. Additional information announced by DeAM regarding the terms of the expected settlements will be made available at www.dws-scudder.com/regulatory settlements, which will also disclose the terms of any final settlement agreements once they are announced.

DeAM is also engaged in settlement discussions with the Enforcement Staffs of the SEC and the NASD regarding DeAM's practices during 2001-2003 with respect to directing brokerage commissions for portfolio transactions by certain Scudder Funds to broker-dealers that sold shares in the DWS funds and provided enhanced marketing and distribution for shares in the DWS funds. In addition, on January 13, 2006, DWS Scudder Distributors, Inc. received a Wells notice from the Enforcement Staff of the NASD regarding DWS Scudder Distributors' payment of non-cash compensation to associated persons of NASD member firms, as well as DWS Scudder Distributors' procedures regarding non-cash compensation regarding entertainment provided to such associated persons. Additional information announced by DeAM regarding the terms of the expected settlements will be made available at www.dws-scudder.com/regulatory settlements, which will also disclose the terms of any final settlement agreements once they are announced.

SOLICITATION OF PROXIES. The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and Proxy Statement and all other costs in connection with solicitation of proxies will be paid by the Funds, including any additional solicitation made by letter, telephone, facsimile or made electronically. In addition to solicitation by mail, certain officers and representatives of the Funds, officers and employees of the Advisor and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies electronically, by telephone, by telegram or personally. Proxies that are obtained telephonically or electronically will be recorded in accordance with the procedures believed by the Funds to be reasonably designed to ensure that both the identity of the shareholder casting the vote and the voting instructions of the shareholder are accurately determined.

If a shareholder wishes to participate in the Meeting, but does not wish to give a proxy by telephone or electronically, the shareholder may still submit the proxy card(s) originally sent with this Proxy Statement or attend in person. Should shareholders require additional information regarding the proxy or replacement proxy card(s), they may call 1-800-561-3991. Any proxy given by a shareholder is revocable until voted at the Meeting.

PROPOSALS OF SHAREHOLDERS. It is currently anticipated that the 2007 annual meeting of shareholders will be held in May. A shareholder wishing to submit a proposal for inclusion in a Fund's proxy statement for the 2007 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 should send such written proposal to the Secretary of the Fund within a reasonable time before the solicitation of proxies for such meeting. A Fund will treat any such proposal received no later than December 18, 2006 as timely. A shareholder wishing to provide notice in the manner prescribed by Rule 14a-4(c)(1) to a Fund of a proposal submitted outside of the process of Rule 14a-8 must submit such written notice to the Secretary of the Fund within a reasonable time before the solicitation of proxies for such meeting. A Fund will treat any such notice received no later than March 3, 2007 as timely. The timely submission of a proposal, however, does not guarantee its inclusion under either rule.

OTHER MATTERS TO COME BEFORE THE MEETING. The Boards are not aware of any matters that will be presented for action at the Meeting other than the Proposal set forth herein. Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares with respect to any such other matters.

VOTING, QUORUM. Each valid proxy will be voted in accordance with the instructions on the proxy and as the persons named in the proxy determine on such other business as may come before the Meeting. If no instructions are given, the proxy will be voted in favor of the election of the Trustees. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Fund or in person at the time of the Meeting.

Election of Trustees for a Fund requires a plurality vote of the shares of such Fund voting at the Meeting. As noted previously, the holders of the Preferred Shares of KTF and KSM, voting as a separate class for each respective Fund, are entitled to elect two Trustees and the holders of the Common Shares and Preferred Shares of KTF and KSM, voting together as a single class for each Fund, are entitled to elect the seven remaining Trustees. Broker non-votes will have no effect; the persons receiving the largest number of votes will be elected.

At least 30% of the shares of a Fund must be present, in person or by proxy, in order to constitute a quorum for that Fund. Thus, the meeting for a particular Fund could not take place on its scheduled date if less than 30% of the shares of that Fund were represented. In the event that the necessary quorum to transact business is not present at the Meeting with respect to one or more Funds, the persons named as proxies may vote those proxies that have been received to adjourn the Meeting to a later date with respect to those Funds. Adjournment will subject a Fund to additional expenses. In the event that a quorum is present with respect to a Fund but sufficient votes in favor of the Proposal have not been received, the persons named as proxies may propose one or more adjournments of the Meeting as to that Fund to permit further solicitation of proxies. Any adjournment of the Meeting with respect to one or more Funds for the further solicitation of proxies will require the affirmative vote of a majority of the shares for such Fund present in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote those proxies they are entitled to vote in their discretion as to any such adjournment. A shareholder vote may be taken on the Proposal prior to such adjournment. Such vote will be considered final regardless of whether the Meeting is adjourned for one or more Funds to permit additional solicitation with respect to the Proposal. For purposes of determining the presence of a quorum for transacting business at the Meeting, broker "non-votes" will be treated as shares that are present but which have not been voted. Broker non-votes are proxies received by a Fund from brokers or nominees when the broker or nominee has not received instructions from the beneficial owner or other persons entitled to vote. Accordingly, shareholders are urged to forward their voting instructions promptly.

HOUSEHOLDING INFORMATION. Each Fund provides periodic reports to its shareholders that highlight relevant information, including investment results and a review of portfolio changes. In order to reduce the amount of mail you receive and to help reduce expenses of the Funds, we generally send a single copy of annual reports and proxy statements to each household. If you do not want the mailing of these documents to be combined with those for other members of your household, or if you are receiving multiple copies of these documents and you want to request delivery of a single copy, please contact the Advisor at
(800) 621-1048, or write to the Advisor at 222 South Riverside Plaza, Chicago, Illinois 60606.

A COPY OF A FUND'S ANNUAL REPORT IS AVAILABLE WITHOUT CHARGE UPON REQUEST BY WRITING TO SUCH FUND, 222 SOUTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS 60606 OR BY CALLING (800) 621-1048.

THE BOARD OF EACH FUND RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE
TRUSTEES.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) (OR TAKE ADVANTAGE OF AVAILABLE ELECTRONIC OR TELEPHONIC VOTING PROCEDURES) PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                         By order of the Boards,

                                                               -s- John Millette
                                                                   John Millette
                                                                       Secretary

                                                                      APPENDIX 1

                                   DWS FUNDS
                                (CHICAGO BOARD)

                            AUDIT COMMITTEE CHARTER
                           AS AMENDED, MARCH 9, 2005

I.  PURPOSE

The Audit Committee is a committee of the Board of the Fund. Its primary function is to assist the Board(1) in fulfilling certain of its responsibilities. This Charter sets forth the duties and responsibilities of the Audit Committee.

The Audit Committee serves as an independent and objective party to monitor the Fund's accounting policies, financial reporting and internal control system, as well as the work of the independent auditors. The Audit Committee assists Board oversight of (1) the integrity of the Fund's financial statements; (2) the Fund's compliance with legal and regulatory requirements;(2) (3) the independent auditors's qualifications and independence; and (4) the performance of the Fund's independent auditors. The Audit Committee also serves to provide an open avenue of communication among the independent auditors, the Adviser's internal audit department, Fund management, and the Board.(3)

- Fund management has the primary responsibility to establish and maintain systems for accounting, reporting and internal control.

- The independent auditors have the primary responsibility to plan and implement a proper audit, including consideration of the Fund's accounting, reporting and internal control practices.

---------------

1 To the extent the Fund is organized as a Massachusetts business trust, any references to "directors" or "board members" shall be deemed to mean "trustees."

2 The Board has delegated to other committees oversight of various legal and regulatory requirements. The Audit Committee's function is limited to the activities set out in Section IV.

3 If the Fund is listed on the New York Stock Exchange, the Corporate Governance
  Standards require the Audit Committee's charter to address, as one of the Committee's purposes, that it assist Board oversight of "the performance of the company's internal audit function." Since the Fund has no internal audit function, this has not been included as one of the purposes of the Committee, although the Committee does serve to provide an open avenue of communication with the Adviser's internal audit department, and reviews the scope, resources and findings and recommendations of the Adviser's internal audit department as set forth in Section IV.B.2.
                                       A1-1

The Audit Committee may have additional functions and responsibilities as deemed appropriate by the Board and the Audit Committee.(4)

Although the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Fund's financial statements are complete and accurate and have been prepared in accordance with generally accepted accounting principles.

II.  COMPOSITION

The Audit Committee shall be comprised of three or more board members as determined by the Board, each of whom shall be an independent board member, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. For purposes of the Audit Committee, a board member is independent if:

- he or she is not an "interested person" of the Fund as that term is defined in the Investment Company Act of 1940; and

- he or she does not accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the Fund (except in the capacity as a Board or committee member).

Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment (or must become financially literate within a reasonable time after his or her appointment to the Audit Committee). The Audit Committee will review the qualifications of its members and determine whether any of its members qualify as an "audit committee financial expert"(5) as defined in

---------------

4 If the Fund is a listed closed-end investment company, the Audit Committee also has as a purpose the preparation of an audit committee report to be included in the annual proxy statement. This report is described in footnote 12.

5 An "audit committee financial expert" of a company is defined as a person who has all of the following attributes: (1) an understanding of generally accepted accounting principles ("GAAP") and financial statements; (2) the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves; (3) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the company's financial statements, or experience actively supervising one or more persons engaged in such activities; (4) an understanding of internal controls and procedures for financial reporting; and
  (5) an understanding of audit committee functions. An audit committee financial expert must have acquired such attributes through any one or more of the following: (1) education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions (or active supervision of such persons); or (2) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or (3) other relevant experience.
                                       A1-2

Form N-CSR.(6) The Audit Committee will submit such determination to the Board for its final determination.

The members and Chairman of the Audit Committee shall be elected by the Board annually and serve until their successors shall be duly elected and qualified.

No member of the Audit Committee shall serve on the audit committee of three or more public companies (or three or more investment company complexes) in addition to his or her service on the Audit Committee of the Fund (excluding service on the audit committees of other funds in the fund complex), unless the Board determines that such simultaneous service would not impair the ability of the Audit Committee member to serve effectively on the Audit Committee.

III.  MEETINGS

The Audit Committee shall meet six times annually, or more frequently as circumstances dictate. Special meetings (including telephone meetings) may be called by the Chairman or a majority of the members of the Audit Committee upon reasonable notice to the other members of the Audit Committee.

As part of its job to foster open communication, the Audit Committee shall meet annually with senior Fund management responsible for accounting and financial reporting, the independent auditors, and representatives of the Adviser's internal audit department in separate executive sessions to discuss any matters that the Audit Committee, or any of such other persons, believes should be discussed privately.

IV.  RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

     A. Charter

          Review this Charter, annually, and recommend changes, if any, to the Board.

---------------

6 If the Fund is listed on the New York Stock Exchange, at least one member of the Audit Committee must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment.
                                       A1-3

     B. Internal Controls

          1. Review, annually, with Fund management and the independent auditors:

               (a) the organizational structure, reporting relationship,
                   adequacy of resources and qualifications of the senior Fund management personnel responsible for accounting and financial reporting; and

               (b) their separate evaluation of the adequacy and effectiveness of the Fund's system of internal controls, including those of the Fund's service providers.

          2. Review, with Fund management, the independent auditors and the Adviser's internal audit department:

               (a) the Adviser's internal audit department's internal audit scope and plan related to the Fund's systems for accounting, reporting and internal controls;

               (b) the responsibilities, resources and staffing of the Adviser's internal audit department with respect to the activities in IV.B.2.(a) above; and

               (c) any significant internal audit findings or recommendations related to the Fund's systems for accounting, reporting and internal controls and Fund management's response.

          3. Establish procedures for the receipt, retention and treatment of complaints received by the Fund and/or the Audit Committee regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by officers and directors of the Fund or employees of the Adviser, principal underwriter and any provider of accounting-related services to the Fund of concerns regarding questionable accounting or auditing matters.

          4. Review, annually, with Fund management and the independent auditors, policies for valuation of Fund portfolio securities, and the frequency and magnitude of pricing errors.

     C. Independent Auditors

          1. Approve, and recommend to the Board, the appointment, retention or termination of the independent auditors, and approve the fees and other compensation to be paid to the independent auditors. Such selection shall be pursuant to a

                                       A1-4
             written engagement letter approved by the Audit Committee, which shall provide that:

               (a) the Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight (such oversight shall include resolving disagreements between Fund management and the independent auditors regarding financial reporting) of the independent auditors; and

               (b) the independent auditors shall report directly to the Audit
                   Committee.

          2. Pre-approve any engagement of the independent auditors to provide any services to the Fund, including the fees and other compensation to be paid to the independent auditors. Notwithstanding the above, the independent auditors shall not perform any of the following non-audit services for the Fund ("prohibited non-audit services"):

               (a) bookkeeping or other services related to the accounting records or financial statements of the Fund;

               (b) financial information systems design and implementation;

               (c) appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

               (d) actuarial services;

               (e) internal audit outsourcing services;

               (f) management functions or human resources;

               (g) broker or dealer, investment adviser, or investment banking services;

               (h) legal services and expert services unrelated to the audit;
                   and

               (i) any other services that the Public Company Accounting
                   Oversight Board determines are impermissible.

          3. Pre-approve any engagement of the independent auditors, including the fees and other compensation to be paid to the independent auditors, to provide any non-audit services to the Adviser (or any "control affiliate"(7) of the Adviser provid-

---------------

7 "Control affiliate" means any entity controlling, controlled by, or under common control with the Adviser.
                                       A1-5
             ing ongoing services to the Fund), if the engagement relates directly to the operations and financial reporting of the Fund.

               - The Chairman of the Audit Committee (or, in his absence, any member of the Audit Committee) may grant the pre-approval referenced in Sections IV.C. 2 and 3 above for non-prohibited services for engagements of less than $100,000. All such delegated pre-approvals shall be presented to the Audit Committee no later than the next Audit Committee meeting.

               - Pre-approval of non-audit services for the Fund pursuant to
                 Section IV.C. 2 above is not required, if:

                    (a) the aggregate amount of all non-audit services provided to the Fund is less than 5% of the total fees paid by the Fund to the independent auditors during the fiscal year in which the non-audit services are provided; and

                    (b) the services were not recognized by Fund management at the time of the engagement as non-audit services; and

                    (c) such services are promptly brought to the attention of the Audit Committee by Fund management and the Audit Committee approves them (which may be by delegation) prior to the completion of the audit.

               - Pre-approval of non-audit services for the Adviser (or any affiliate of the Adviser providing ongoing services to the
                 Fund) pursuant to Section IV.C.3 above is not required, if:

                    (i) the aggregate amount of all non-audit services provided is less than 5% of the total fees paid by the Fund, the Adviser and any "control affiliate" of the Adviser providing ongoing services to the Fund to the independent auditors during the fiscal year in which the non-audit services are provided;

                    (ii) the services were not recognized by Fund management at the time of the engagement as non-audit services; and

                    (iii) such services are promptly brought to the attention of the Audit Committee by Fund management and the Audit Committee approves them

                                       A1-6

                          (which may be by delegation) prior to the completion of the audit.

          4. On an annual basis, request, receive in writing and review a report by the independent auditors describing:

               (a) the independent auditors' internal quality-control
                   procedures;

               (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigations by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

               (c) all relationships between the independent auditors and the
                   Fund, so as to assess the auditors' independence, including identification of all relationships the independent auditors have with the Fund and all significant relationships the independent auditors have with the Adviser (and any "control affiliate" of the Adviser) and any material service provider to the Fund (including, but not limited to, disclosures regarding the independent auditors' independence required by Independence Standards Board Standard No. 1 and compliance with the applicable independence provisions of Rule 2-01 of Regulation S-X).

               In assessing the auditors' independence, the Audit Committee shall take into account the opinions of Fund management and the Adviser's internal audit department. The Committee will present its conclusions with respect to the independent auditors to the Board, and recommend that the Board take appropriate action, if any, in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

          5. On an annual basis, review and evaluate the lead audit partner (such review to include consideration of whether, in addition to the regular rotation of the lead audit partner as required by law, in order to assure continuing auditor independence, there should be regular consideration of rotation of the firm serving as independent auditors).

          6. On an annual basis, meet with the independent auditors and Fund management to review the arrangements for and scope

                                       A1-7
             of the proposed audit for the current year and the audit procedures to be utilized.

          7. Review the management letter prepared by the independent auditors and Fund management's response.

     D. Financial Reporting Processes

          1. If the Fund is a listed closed-end investment company,

               (a) review with Fund management and the independent auditors, the
                   Fund's audited financial statements and recommend to the Board, if appropriate, that the audited financial statements be included in the Fund's annual report to shareholders required by Section 30(e) of the Investment Company Act of 1940 and Rule 30d-1 thereunder;

               (b) review with Fund management and the independent auditors the
                   Fund's semi-annual financial statements; and

               (c) review the Fund's policy and procedures with respect to declaring dividends and issuing dividend announcements and related press releases, as well as financial information and dividend guidance provided to analysts and rating agencies.

          2. Review with Fund management and the independent auditors the matters that auditing professional standards require to be communicated to the Audit Committee, including, but not limited to, the matters required to be discussed by Statement on Auditing Standards No. 61, including:

               - the independent auditors' judgments about the quality, and not just the acceptability, of the Fund's accounting principles as applied in its financial reporting;

               - the process used by Fund management in formulating estimates and the independent auditors' conclusions regarding the reasonableness of those estimates;

               - all significant adjustments arising from the audit, whether or not recorded by the Fund;

               - when the independent auditors are aware that Fund management has consulted with other accountants about significant accounting and auditing matters, the independent auditors' views about the subject of the consultation;

               - any disagreements with Fund management regarding accounting or reporting matters;

                                       A1-8

               - any difficulties encountered in the course of the audit, including any restrictions on the scope of the independent auditors' activities or on access to requested information; and

               - significant deficiencies in the design or operation of internal controls.

          3. The independent auditors shall report, within 90 days prior to the filing of the Fund's annual financial statements with the SEC, to the Audit Committee:

               (a) all critical accounting policies and practices to be used;

               (b) all alternative treatments of financial information within
                   GAAP for policies and practices related to material items that have been discussed with Fund management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

               (c) other material written communications between the independent auditors and Fund management including, but not limited to, any management letter or schedule of unadjusted differences; and

               (d) all non-audit services provided to an entity in the
                   "investment company complex"(8) as defined in paragraph
                   (f)(14) of Rule 2-01 of Regulation S-X that were not pre-approved by the Audit Committee.

          4. Review, annually, with Fund management and the independent auditors, the Fund's "disclosure controls and procedures"(9) and the Fund's "internal control over financial

---------------

8 "Investment company complex" includes: (1) an investment company and its investment adviser or sponsor; (2) any entity controlled by or controlling an investment adviser or sponsor in (1) above, or any entity under common control with any investment adviser or sponsor in (1) above if the entity: (A) is an investment adviser or sponsor or (B) is engaged in the business of providing administrative, custodian, underwriter, or transfer agent services to any investment company, investment adviser, or sponsor; and (3) an investment company or entity that would be an investment company but for the exclusions provided by Section 3(c) of the 1940 Act that has an investment adviser or sponsor included in (1) and (2) above. Investment adviser does not include a subadviser whose role is primarily portfolio management and is subcontracted with or overseen by another investment adviser. Sponsor is an entity that establishes a unit investment trust.

9 "Disclosure controls and procedures" means controls and other procedures of a registered management investment company that are designed to ensure that information required to be disclosed by the investment company on Form N-CSR and Form N-Q is recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an investment company in the reports that it files or submits on Form N-CSR and Form N-Q is accumulated and communicated to the investment company's management, including its principal executive officer or officers and principal financial officer or officers, or person performing similar functions, as appropriate to allow timely decisions regarding required disclosure.
                                       A1-9
             reporting" (10) as defined in Rule 30a-3(c) and (d) under the Investment Company Act of 1940.

          5. Review with Fund management and the independent auditors a report by Fund management covering any Form N-CSR and Form N-Q filed, and any required certification of such filing, along with the results of Fund management's most recent evaluation of the Fund's "disclosure controls and procedures" and "internal control over financial reporting."

     E. Process Improvements

          Review with the independent auditors and Fund management significant changes or improvements in accounting and auditing processes that have been implemented.

     F. Legal and Compliance

          1. Review any legal or regulatory matters that arise that could have a material impact on the Fund's financial statements.

          2. Review policies and procedures with respect to financial statement risk assessment and risk management, including the steps Fund management has taken to monitor and control such risk exposures.(11)

          3. Establish clear hiring policies for the Fund with respect to employees or former employees of the independent auditors.

---------------

10 "Internal control over financial reporting" is a process designed by, or under the supervision of, the Fund's principal executive and principal financial officers, or persons performing similar functions, and effected by the Fund's Board, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that:

  1. Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Fund;

  2. Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Fund are being made only in accordance with authorization of management and directors of the Fund; and

  3. Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Fund's assets that could have a material effect on the financial statements.

11 The Board has delegated to other committees oversight related to investment risks.
                                      A1-10

     G. Other Responsibilities

          1. Review, annually, the performance of the Audit Committee.

          2. If the Fund is a listed closed-end investment company, prepare a report of the Audit Committee as required to be included in the annual proxy statement.(12)

          3. Investigate any other matter brought to its attention within the scope of its duties, and have the authority in its discretion to retain legal, accounting or other experts or consultants to advise the Audit Committee, at the expense of the Fund, if, in the Committee's judgment, that is appropriate.

          4. Perform any other activities consistent with this Charter, the Fund's Charter, By-Laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

          5. Maintain minutes of Committee meetings; report its significant activities to the Board; and make such recommendations to the Board as the Audit Committee may deem necessary or appropriate.

V.  FUNDING

The Audit Committee shall receive appropriate funding, as determined by the Audit Committee, for payment of (i) compensation to the independent auditors for approved audit or non-audit services for the Fund; (ii) compensation to any legal, accounting or other experts or consultants retained by the Audit Committee pursuant to Section IV.G.3 above and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

---------------

12 Item 306 of Regulation S-K requires each proxy statement relating to a shareholder meeting at which directors are to be elected to include a report, followed by the name of each Audit Committee member, stating whether: (1) the Committee has reviewed and discussed the audited financial statements with management, (2) the Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, (3) the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors their independence, and (4) based on the review and discussions referred to in paragraphs (1) through (3), the Audit Committee recommended to the Board that the audited financial statements be included in the Fund's annual report to shareholders required by Section 30(e) of the Investment Company Act of 1940 and Rule 30d-1 thereunder.
                                      A1-11

                                                                      APPENDIX 2

                                   DWS FUNDS
                                (CHICAGO BOARD)

                  NOMINATING AND GOVERNANCE COMMITTEE CHARTER
                         AS AMENDED, FEBRUARY 17, 2006

I.  PURPOSE

The Nominating and Governance Committee is a committee of the Board of the Fund. Its primary function is to identify and recommend individuals for membership on the Board and oversee the administration of the Board Governance and Procedures Guidelines. It is also intended to serve as the Fund's "qualified legal compliance committee" ("QLCC").

II.  COMPOSITION

The Nominating and Governance Committee shall be comprised of three or more board members(1) as determined by the Board, each of whom shall be an independent board member, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Nominating and Governance Committee. For purposes of the Nominating and Governance Committee, a board member is independent if he or she is not an "interested person" of the Fund as that term is defined in the Investment Company Act of 1940. In addition, so long as the Nominating and Governance Committee serves as the Fund's QLCC, at least one member of the Nominating and Governance Committee shall also be a member of the Fund's Audit Committee.

The members and Chairman of the Nominating and Governance Committee shall be elected by the Board annually and serve until their successors shall be duly elected and qualified.

III.  MEETINGS

The Nominating and Governance Committee shall meet three times annually, or more frequently as circumstances dictate. Special meetings (including telephone meetings) may be called by the Chairman or a majority of the members of the Nominating and Governance Committee

---------------

1 To the extent the Fund is organized as a Massachusetts business trust, any references to "directors" or "board members" shall be deemed to mean "trustees."
                                       A2-1
upon reasonable notice to the other members of the Nominating and Governance Committee.

IV.  RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties as the Nominating and Governance Committee, the Committee shall:

     A.  Board Nominations and Functions

          1. Identify and recommend individuals for membership on the Board. Candidates shall be selected based upon a thorough identification and evaluation process that is designed to recruit and retain well-qualified Board members who will enhance the Board's ability to serve the interests of shareholders. In addition, the following factors are taken into consideration:

               (a) The Board collectively should represent a broad cross section of backgrounds, functional disciplines and experience to enable the Board to provide effective oversight of the Fund's regulatory and business issues.

               (b) Candidates should exhibit high standards of personal
                   integrity, commitment to representing shareholders and independence of thought and judgment.

               (c) Candidates should commit to dedicate sufficient time, energy and attention to ensure the diligent performance of all duties, including attendance at meetings of the Board and committees on which the Board member serves and review in advance of all meeting materials.

          2. Evaluate candidates recommended for membership on the Board. Recommendations for candidates may come from shareholders, from other directors or from the Fund's investment manager. Shareholders may recommend candidates for Board positions by forwarding their correspondence by U.S. mail or courier service to the Fund's Secretary for the attention of the Chairman of the Nominating and Governance Committee. Suggestions for candidates must include a resume of the candidate.

          3. Retain any search firm to identify Board member candidates, at the expense of the Fund, if, in the Committee's judgment, this is appropriate.

          4. Periodically review the composition of the Board to determine whether it may be appropriate to add individuals with
                                       A2-2
             different backgrounds or skill sets from those already on the Board.

          5. Review the Board Governance Procedures and Guidelines, annually, and recommend changes, if any, to the Board.

          6. Review annually Independent Director compensation, including compensation deferral programs and Fund ownership criteria, and recommend any appropriate changes to the Independent Directors as a group.

          7. Coordinate with legal counsel to the Independent Directors an annual evaluation of the performance of the Board.

          8. Oversee the development and implementation by the Fund's investment manager and legal counsel for the Independent Directors of a program for the orientation of new Independent Directors and ongoing education for Independent Directors.

     B. Committee Nominations and Functions

          1. Identify and recommend individuals for membership on all committees and review committee assignments at least annually.

          2. Review as necessary the responsibilities of any committees of the Board, whether there is a continuing need for each committee, whether there is a need for additional committees of the Board, and whether committees should be combined or reorganized.

     C. Insurance

          1. At least annually, review the Fund's fidelity bond for appropriateness of the type and amount of coverage as well as the premium. Review the terms of any joint allocation agreement.

          2. At least annually, review the Fund's directors and officers and errors and omissions insurance coverage for appropriateness of the type and amount of coverage as well as the premium. Review the terms of any joint allocation agreement.

          3. At least annually, review other insurance policies and assess needs for other types of coverage.

                                       A2-3

     D. Proxy Voting

          1. At least annually, review the proxy voting policies and procedures.

          2. Review quarterly reports regarding proxy voting conflicts.

     E. Compliance and Legal Matters

          1. Review compliance with the relevant codes of ethics and consider any proposed changes to the codes of ethics.

          2. Review Fund governance structure for compliance with legal requirements.

          3. Monitor the performance of legal counsel employed by the Fund and the Independent Directors, and be responsible for the supervision of counsel to the Independent Directors.

          4. As needed, review Fund litigation matters.

V.  QUALIFIED LEGAL COMPLIANCE COMMITTEE

The Nominating and Governance Committee shall serve as the Fund's QLCC within the meaning of the rules of the Securities and Exchange Commission codified in
Part 205 in Title 17 of the Code of Federal Regulations. To fulfill its responsibilities and duties as the QLCC, the Nominating and Governance Committee shall:

     A. Receipt, Retention and Consideration of Reports

          1. Adopt written procedures for the confidential receipt, retention and consideration of any reports of evidence of a material violation of any federal or state securities laws, a material breach of a fiduciary duty arising under any federal or state laws or a similar material violation of any federal or state law by the Fund or any of its officers, trustees, employees or agents (a "Report of Material Violation").

          2. Consider, on a confidential basis, the appropriate treatment of a Report of Material Violation.

     B. Investigation of Reports of Material Violation

          1. Upon receipt of a Report of Material Violation, the Nominating and Governance Committee shall:

               (a) Inform the Fund's President of the report, unless the
                   Nominating and Governance Committee determines such notification would be futile;

               (b) Determine whether an investigation is necessary.

                                       A2-4

          2. If after considering the Report of Material Violation, the Nominating and Governance Committee determines an investigation is necessary or appropriate, it shall:

               (a) Notify the full Board of the Fund;

               (b) Initiate an investigation, which may be conducted by the
                   Nominating and Governance Committee, by counsel, by the Fund's Chief Compliance Officer or by another party authorized by the Nominating and Governance Committee; and

               (c) Retain such additional experts or personnel as the Nominating and Governance Committee deems necessary.

     C. Making Recommendations for Adoption of Appropriate Response

          At the conclusion of any such investigation, the Nominating and Governance Committee shall:

          1. Recommend that the Fund implement an appropriate response to evidence of a material violation, which may include:

               (a) A finding that no material violation has occurred, is ongoing or is about to occur;

               (b) The adoption of appropriate remedial measures, including appropriate steps or sanctions to stop any material violations that are ongoing, to prevent any material violation that has yet to occur and to remedy or otherwise appropriately address any material violation that has already occurred and to minimize the likelihood of its recurrence; or

               (c) A report, after the retention or direction of counsel to review the reported evidence of a material violation, that either (i) the Fund has substantially implemented any remedial recommendations made by such counsel after a reasonable investigation and evaluation of the reported evidence or (ii) the Fund may, consistent with a conclusion not in conflict with such counsel's professional obligations, assert a colorable defense on behalf of the Fund, its officers, directors, employees or agents, in an investigation or judicial or administrative proceeding relating to the reported evidence of a material violation.

                                       A2-5

          2. Inform the President and the Board of the Fund of the results of any such investigation and the appropriate remedial measures to be adopted.

     D. Authority to Notify the SEC

          The Nominating and Governance Committee shall take all other action that it deems appropriate, including notifying the Securities and Exchange Commission, in the event that the Fund fails in any material respect to implement an appropriate response that the Nominating and Governance Committee, as the QLCC, has recommended the Fund take.

     E. Reporting to the Board of the Fund

          The Nominating and Governance Committee shall report periodically to the Board. This report will include a review of the Reports of Material Violation received, the investigation conducted, conclusions reached and responses recommended by the Nominating and Governance Committee acting as the QLCC and other matters that the Nominating and Governance Committee acting as the QLCC deems appropriate or as requested by the Board of the Fund.

     F. Procedures

          The Nominating and Governance Committee acting as the QLCC may act only by majority vote.

VI.  OTHER POWERS AND RESPONSIBILITIES

     A. Review this Charter, annually, and recommend changes, if any, to the Board.

     B. Investigate any other matter brought to its attention within the scope of its duties, with the power to retain outside counsel or other experts for this purpose at the expense of the Fund, if, in its judgment, that is appropriate.

     C. Perform any other activities consistent with this Charter, the Fund's Charter, By-Laws and governing law, as the Nominating and Governance Committee or the Board deems necessary or appropriate.

     D. Maintain minutes of Committee meetings, report its significant activities to the Board, and make such recommendations to the Board as the Nominating and Governance Committee deems necessary or appropriate.

                                       A2-6

                                     PROXY

                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

                 DWS MUNICIPAL INCOME TRUST -- PREFERRED SHARES

                  FOR THE JOINT ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 25, 2006

The signer(s) of this proxy hereby appoint Philip J. Collora, Patricia DeFilippis, John Millette and Caroline Pearson, and each of them, attorneys and proxies, with power of substitution in each, to vote all shares for the signer(s) at the Joint Annual Meeting of Shareholders to be held at the offices of Deutsche Investment Management Americas Inc., 345 Park Avenue, New York, New York 10154 on May 25, 2006, at 11:00 a.m. Eastern time and at any adjournments or postponements thereof, as specified herein and on any matters incident to the conduct of this meeting or any other business that may properly come before this meeting. I hereby revoke any and all proxies with respect to such shares previously given by me. I acknowledge receipt of the Proxy Statement relating to the Joint Annual Meeting.

This instruction may be revoked at any time prior to its exercise at the Joint Annual Meeting by execution of a subsequent proxy card, by written notice to the Fund's secretary or by voting in person at the Joint Annual Meeting.

YOUR VOTE IS NEEDED! PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED.

         PLEASE BE SURE TO SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.

               (CONTINUED, AND TO BE SIGNED, ON THE REVERSE SIDE.)

                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES. THE PROPOSAL HAS BEEN PROPOSED BY THE FUND. THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE
                           ELECTION OF THE TRUSTEES.

VOTE ON THE PROPOSAL:

                                                            WITHHOLD   FOR ALL
1. To elect nine Trustees to the Board of the Fund:   FOR     ALL       EXCEPT
   01) John W. Ballantine,    02) Donald L. Dunaway,  [ ]     [ ]         [ ]
   03) James R. Edgar,        04) Paul K. Freeman,
   05) Robert B. Hoffman,     06) William McClayton,
   07) Shirley D. Peterson,   08) Axel Schwarzer,
   09) Robert H. Wadsworth

   TO WITHHOLD AUTHORITY TO VOTE FOR
   ANY INDIVIDUAL NOMINEE, MARK THE
   "FOR ALL EXCEPT" BOX AND WRITE THE
   NOMINEE'S NUMBER ON THE LINE
   PROVIDED BELOW.
   __________________________________

                                          ALL PROPERLY EXECUTED PROXIES WILL BE
                                          VOTED AS DIRECTED. IF NO INSTRUCTIONS
                                          ARE INDICATED ON A PROPERLY EXECUTED
                                          PROXY, THE PROXY WILL BE VOTED AS
                                          RECOMMENDED BY THE BOARD OF TRUSTEES.

                                          Date __________________________ , 2006

                                          ______________________________________
                                          Signature

                                          ______________________________________
                                          Signature (if held jointly)

                                          Note: All registered owners of
                                          accounts shown above must sign. Please
                                          sign exactly as your name appears on
                                          this Proxy. If signing for a
                                          corporation, estate or trust, please
                                          indicate your capacity or title.

                                     PROXY

                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

                   DWS MUNICIPAL INCOME TRUST -- COMMON SHARES

                  FOR THE JOINT ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 25, 2006

The signer(s) of this proxy hereby appoint Philip J. Collora, Patricia DeFilippis, John Millette and Caroline Pearson, and each of them, attorneys and proxies, with power of substitution in each, to vote all shares for the signer(s) at the Joint Annual Meeting of Shareholders to be held at the offices of Deutsche Investment Management Americas Inc., 345 Park Avenue, New York, New York 10154 on May 25, 2006, at 11:00 a.m. Eastern time and at any adjournments or postponements thereof, as specified herein and on any matters incident to the conduct of this meeting or any other business that may properly come before this meeting. I hereby revoke any and all proxies with respect to such shares previously given by me. I acknowledge receipt of the Proxy Statement relating to the Joint Annual Meeting.

This instruction may be revoked at any time prior to its exercise at the Joint Annual Meeting by execution of a subsequent proxy card, by written notice to the Fund's secretary or by voting in person at the Joint Annual Meeting.

YOUR VOTE IS NEEDED! IF NOT VOTING ELECTRONICALLY, PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED.

         PLEASE BE SURE TO SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.

   TO VOTE BY TOUCH-TONE PHONE OR INTERNET, SEE INSTRUCTIONS ON REVERSE SIDE.

               (CONTINUED, AND TO BE SIGNED, ON THE REVERSE SIDE.)

   DWS MUNICIPAL INCOME TRUST -- COMMON SHARES OFFERS SHAREHOLDERS OF RECORD
                         THREE WAYS TO SUBMIT YOUR PROXY

     TELEPHONE PROXY             INTERNET PROXY             PROXY BY MAIL

This method of submitting  Visit the Internet voting   Simply sign and date your
a proxy is available for   Web site at                 proxy card and return it
residents of the U.S.,     http://proxy.georgeson.com. in the postage-paid
Puerto Rico and Canada.    Have this proxy card        envelope to Georgeson
On a touch tone            ready and follow the        Shareholder
telephone, call TOLL FREE  instructions on your        Communications, Wall
1-800-786-8302, 24 hours   screen. You will incur      Street Station, P.O. Box
a day, 7 days a week.      only your usual Internet    1102, New York, NY
Have this proxy card       charges. Available 24       10269-0646. If you are
ready, then follow the     hours a day, 7 days a       submitting your proxy by
prerecorded instructions.  week until 5:00 p.m.        telephone or the
Your vote will be          Eastern Standard Time on    Internet, please do not
confirmed and cast as you  May 24, 2006.               mail your proxy card.
have directed. Available
24 hours a day, 7 days a
week until 5:00 p.m.
Eastern Standard Time on
May 24, 2006.

                                                        _______________________
                                                       |                       |
                                                       |_______________________|


                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES. THE PROPOSAL HAS BEEN PROPOSED BY THE FUND. THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE
                           ELECTION OF THE TRUSTEES.

VOTE ON THE PROPOSAL:

                                                               WITHHOLD  FOR ALL
                                                       FOR ALL   ALL     EXCEPT
1. To elect seven Trustees to the Board of the Fund:
   01) John W. Ballantine,      02) Donald L. Dunaway,   [ ]     [ ]       [ ]
   03) James R. Edgar,          04) Paul K. Freeman,
   05) Robert B. Hoffman,       06) William McClayton,
   07) Shirley D. Peterson

   TO WITHHOLD AUTHORITY TO VOTE FOR ANY
   INDIVIDUAL NOMINEE, MARK THE "FOR ALL
   EXCEPT" BOX AND WRITE THE NOMINEE'S
   NUMBER ON THE LINE PROVIDED BELOW.

   ____________________________________

                                         ALL PROPERLY EXECUTED PROXIES WILL BE
                                         VOTED AS DIRECTED. IF NO INSTRUCTIONS
                                         ARE INDICATED ON A PROPERLY EXECUTED
                                         PROXY, THE PROXY WILL BE VOTED AS
                                         RECOMMENDED BY THE BOARD OF TRUSTEES.

                                         Date ___________________________, 2006

                                         ______________________________________
                                         Signature

                                         ______________________________________
                                         Signature (if held jointly)

                                         Note: All registered owners of accounts
                                         shown above must sign. Please sign
                                         exactly as your name appears on this
                                         Proxy. If signing for a corporation,
                                         estate or trust, please indicate your
                                         capacity or title.